Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
2-34393, 811-1879

     Amendment to Janus Investment Fund Investment Advisory Agreement - Janus Mercury Fund is incorporated herein by reference to Exhibit 4(iiiiii) to Post-Effective Amendment No. 120 to Janus Investment Fund registration statement on Form N-1A, filed on February 28, 2007; accession number 0000950134-07-004288 (File No. 2-34393).

Amendment to Janus Investment Fund Investment Advisory Agreement - Janus Research Fund is incorporated herein by reference to Exhibit 4(jjjjjj) to Post-Effective Amendment No. 120 to Janus Investment Fund registration statement on Form N-1A, filed on February 28, 2007; accession number 0000950134-07-004288 (File No. 2-34393).